Exhibit 10.30

GLOBAL GP LLC

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this February 4, 2009 by and between Global GP LLC, a Delaware limited liability company (the “Company”), and Eric S. Slifka (the “Executive”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Employment Agreement, made as of December 31, 2008, by and between the Company and the Executive (the “Employment Agreement”).

WHEREAS, , the Company and the Executive desire to make certain modifications to the Employment Agreement as set forth below, and in accordance with Section 15 of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.                                       Amendment to Section 7(g)(iii) of the Employment Agreement.

Section 7(g)(iii) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(iii)          “Constructive Termination” means termination of this Agreement by the Executive as a result of any (A) substantial diminution, without the Executive’s written consent, in the Executive’s working conditions consisting of (1) a material reduction in the Executive’s duties and responsibilities, (2) any change in the reporting structure so that the Executive no longer reports solely to the Board, or (3) a relocation of the Executive’s place of work further than forty (40) miles from Waltham, Massachusetts, or (B) a material breach of this Agreement by the Company.  To be able to terminate his employment with the Company for Constructive Termination, the Executive must provide notice to the Company of the existence of any of the conditions set forth in the immediately preceding sentence within 90 days of the initial existence of such condition(s), and the Company must fail to remedy such condition(s) within 30 days of such notice.  In no event shall the Date of Termination in connection with a Constructive Termination occur any later than one year following the initial existence of the condition(s) constituting a Constructive Termination hereunder.

2.             Amendment to Section 7(g)(iv) of the Employment Agreement.

Section 7(g)(iv) of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(iv)          “Disability” shall mean a physical or mental condition which (A) renders the Executive, with or without reasonable accommodation, unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, results in the Executive receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

3.             Captions.  The captions of this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Amendment, or the intent of any provision hereof.

4.             Choice of Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, other than conflicts of law provisions thereof.

5.             Severability.  The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provision.

6.             Counterparts; Facsimile.  This Amendment may be executed and delivered by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.             Entire Agreement.  This Amendment constitutes the full and entire understanding and agreement between the parties with respect to this Amendment. Except as otherwise specifically amended herein, the Employment Agreement shall remain unchanged, in effect and in full force.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

GLOBAL GP LLC

By:	/s/ Thomas J. Hollister
Name:	Thomas J. Hollister
Title:	Chief Financial Officer and Chief Operating Officer

ERIC S. SLIFKA

/s/ Eric Slifka